UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2006

Indevus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-18728	04-3047911
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

33 Hayden Avenue

Lexington, Ma 02421-7966

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(781-861-8444)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8—Other Events

Item 8.01 Other Events.

On June 22, 2006, Indevus Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that it completed the enrollment of its pharmacokinetic trial for NEBIDO, the Company’s long-acting injectable testosterone preparation for the treatment of male hypogonadism. A copy of this press release is attached hereto as Exhibit 99.1.

On June 22, 2006, the Company also issued a press release announcing that it was selected to join the Russell 3000(R) Index when Russell Investment Group reconstitutes its family of U.S. indexes on June 30, 2006, according to a preliminary list of additions posted on www.russell.com. Membership in the Russell 3000, which remains in place for one year, means the Company will also be included in the small-cap Russell 2000(R) Index as well as the appropriate growth and style indexes. A copy of this press release is attached hereto as Exhibit 99.2.

On June 23, 2006, the Company issued a press release announcing that it initiated its Phase II proof of concept trial for pagoclone in premature ejaculation. The trial is designed to evaluate the efficacy of various doses of pagoclone versus placebo in delaying the ejaculatory response in male patients with primary premature ejaculation. The trial is expected to enroll approximately 100 patients at multiple sites in the United States. Patients will be evaluated for a total of 9 weeks including a 4 week screening phase and a 5 week treatment phase. The Company anticipates announcing results of the trial in early calendar 2007. A copy of this press release is attached hereto as Exhibit 99.3.

Section 9—Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Document Description

99.1	Press Release issued on June 22, 2006

99.2	Press Release issued on June 22, 2006

99.3	Press Release issued on June 23, 2006

This filing may contain forward-looking statements that involve risks and uncertainties that could cause the Company’s actual results and financial condition to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties are set forth in the Company’s filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 under “Risk Factors” and elsewhere, and include, but are not limited to: These factors include, but are not limited to: dependence on the success of SANCTURA® and SANCTURA XR™; the early stage of products under development; uncertainties relating to clinical trials, regulatory approval and commercialization of our products, particularly SANCTURA, SANCTURA XR and NEBIDO®; risks associated with contractual agreements, particularly for the manufacture and co-promotion of SANCTURA and SANCTURA XR; dependence on third parties for manufacturing, marketing and clinical trials; competition; need for additional funds and corporate partners, including for the development of our products; failure to acquire and develop additional product candidates; history of operating losses and expectation of future losses; product liability and insurance uncertainties; risks relating to the Redux-related litigation; our reliance on intellectual property and having limited patients and proprietary rights; dependence on market exclusivity; valuation of our Common Stock; risks related to repayment of debts; risks related to increased leverage; and other risks.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEVUS PHARMACEUTICALS, INC.

Dated: June 29, 2006

By: /s/ Dale Ritter

Dale Ritter

Senior Vice President, Finance and Principal

Accounting Officer